SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the registrant                        / X /

Filed by a party other than the registrant     /   /

Check the appropriate box:

/ X /            Preliminary proxy statement

/   /            Definitive proxy statement

/   /            Definitive additional materials

/   /            Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

OPPENHEIMER GOLD & SPECIAL MINERALS FUND
- ------------------------------------------------------------
(Name of Registrant as Specified in Its Charter)

OPPENHEIMER GOLD & SPECIAL MINERALS FUND
- ------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/ X /            $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or
                 14a-6(j)(2).

/   /            $500 per each party to the controversy pursuant to Exchange
                 Act Rule 14a-6(i)(3).

/   /            Fee Computed on table below per Exchange Act Rules 14a
                 -6(i)(4) and 0-11.

(1)       Title of each class of securities to which transaction applies:

          Shares of beneficial interest

(2)       Aggregate number of securities to which transaction applies:

          N/A

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 1

          N/A

(4)       Proposed maximum aggregate value of transaction:

          N/A

/   /     Check box if any part of the fee is offset as provided by
          Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)       Amount previously paid:

(2)       Form, schedule or registration statement no.:

(3)       Filing Party:

(4)       Date Filed:

- --------------------
1 - Set forth the amount on which the filing fee is calculated and state how it was determined.

                                                     Preliminary Copy
YOUR SHAREHOLDER VOTE IS IMPORTANT!

          Your prompt response can save your Fund money.
          Please vote, sign and mail your proxy ballot (this card) in the enclosed postage-paid envelope today, no matter how many shares you own.
A majority of the Fund's shares must be represented in person or by proxy. Please vote your proxy so your Fund can avoid the expense of another mailing.


(Reverse side:)
Your prompt response can save your Fund the expense of another mailing. Please mark your proxy on the reverse side, date and sign it, and return it promptly in the accompanying envelope, which requires no postage if mailed in the United States.

Preliminary Copy
OPPENHEIMER GOLD & SPECIAL MINERALS FUND
PROXY FOR SHAREHOLDERS MEETING JUNE 20, 1994

The undersigned shareholder of Oppenheimer Gold & Special Minerals Fund (the "Fund") does hereby appoint Robert Bishop, George C. Bowen, Andrew
J. Donohue and Scott Farrar, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to attend the Meeting of Shareholders of the Fund to be held June 20, 1994, at 3410 South Galena Street, Denver, Colorado 80231 at 2:00 P.M., Denver time, and at all adjournments thereof, and to vote the shares held in the name of the undersigned on the record date for said meeting for the election of Trustees and on the Proposals specified on the reverse side. As to any other matter or if any of said nominees is not available for election, said attorneys-in-fact shall vote as the Fund's Board of Trustees may recommend, and as to any other matter, said attorneys-in-fact shall vote in accordance with their best judgment.

PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES WHICH RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES FOR TRUSTEE AND FOR EACH PROPOSAL ON THE REVERSE SIDE. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS MARKED ON THE REVERSE SIDE OR FOR SUCH NOMINEES AND PROPOSALS IF NO CHOICE IS MARKED.

Please mark your proxy, date and sign it on the reverse side and return it promptly in the accompanying envelope which requires no postage if mailed in the United States.

1.    Election of Trustees

      - FOR all nominees listed (except as              -  WITHHOLD AUTHORITY
      as marked to the contrary below)                  to vote for all nominees
                                                        listed

    L. Levy       L. Cherne     E. Delaney        R. Galli          B. Lipstein
     (A)              (B)          (C)               (D)                (E)

   E. Moynihan       K. Randall     E. Regan      R. Reynolds      S. Robbins
      (F)               (G)           (H)            (I)               (J)

           D. Spiro           P. Trigere             C. Yeutter
             (K)                  (L)                    (M)

      INSTRUCTION: To withhold authority to vote for any individual nominee, line out that nominee's name above.

2. Ratification of selection of KPMG Peat Marwick as independent auditors (Proposal No. 1)

FOR ____            AGAINST ____            ABSTAIN ____

3.  Approval of Service Plan and Agreement (Proposal No. 2)

FOR ____            AGAINST ____            ABSTAIN ____

4.  Approval of Amendments to the Fund's Declaration of Trust (Proposal
No. 3)

FOR ____            AGAINST ____            ABSTAIN ____



                                           Dated:   -----------------, 1994
                                                    (Month)      (Day)

                                                    --------------------
                                                        Signature(s)

                                                    ---------------------
                                                        Signature(s)

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR HEREON. When signing as custodian, attorney, executor, administrator, trustee, etc., please give your full title as such. All joint owners should sign this proxy. If the account is registered in the name of a corporation, partnership or other entity, a duly authorized individual must sign on its behalf and give title.

Preliminary Copy

OPPENHEIMER GOLD & SPECIAL MINERALS FUND

Two World Trade Center, 34th Floor, New York, New York 10048-0203

NOTICE OF MEETING OF SHAREHOLDERS TO BE HELD

JUNE 20, 1994


TO THE SHAREHOLDERS OF
OPPENHEIMER GOLD & SPECIAL MINERALS FUND:

Notice is hereby given that a Meeting of the Shareholders of Oppenheimer Gold & Special Minerals Fund (the "Fund") will be held at 3410 South Galena Street, Denver, Colorado 80231 at 2:00 P.M., Denver time, on Monday, June 20, 1994, or any adjournment thereof (the "Meeting"), for the following purposes:

(a) To elect thirteen Trustees to hold office until the next meeting of shareholders called for the purpose of electing Trustees or until their successors are elected and shall qualify;

(b) To ratify the selection of KPMG Peat Marwick as the independent certified public accountants and auditors of the Fund for the fiscal year beginning July 1, 1993 (Proposal No. 1);

(c) To approve a new Service Plan and Agreement for Class A shares of the Fund pursuant to Rule 12b-1 of the Investment Company Act of 1940, under which the Fund may make certain continuing payments to the Distributor for rendering assistance in the distribution of Fund shares (Proposal No. 2);

(d) To approve amendments to the Fund's Declaration of Trust to permit the Fund to issue additional classes of shares (Proposal No. 3); and

(f) To transact such other business as may properly come before the Meeting, or any adjournments thereof.

Shareholders of record at the close of business on April 22, 1994 are entitled to vote at the Meeting. The election of Trustees and the Proposals are more fully discussed in the Proxy Statement. Please read it carefully before telling us, through your proxy, how you wish your shares to be voted. The Board of Trustees recommends a vote to elect each of the nominees as Trustee and in favor of each Proposal. WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY.

                                             By Order of the Board of Trustees,

                                             Andrew J. Donohue, Secretary

May 6, 1994
- --------------------------------------------------------------------------------
Shareholders who do not expect to attend the Meeting are requested to indicate voting instructions on the enclosed Proxy and to date, sign and return it in the accompanying postage-paid envelope. To avoid unnecessary duplicate mailings, we ask your cooperation in promptly mailing your proxy no matter how large or small your holdings may be.

OPPENHEIMER GOLD & SPECIAL MINERALS FUND

Two World Trade Center, 34th Floor, New York, New York 10048-0203

PROXY STATEMENT

MEETING OF SHAREHOLDERS TO BE HELD

JUNE 20, 1994

This Proxy Statement is furnished to the shareholders of Oppenheimer Gold & Special Minerals Fund (the "Fund") in connection with the solicitation by the Fund's Board of Trustees of proxies to be used at a meeting (the "Meeting") of Shareholders to be held at 3410 South Galena Street, Denver, Colorado 80231 at 2:00 P.M., Denver time, on Monday, June 20, 1994, or any adjournment or adjournments thereof. It is expected that the mailing of this proxy statement will be made on or about May 6, 1994. Financial statements covering operations of the Fund for the fiscal year ended June 30, 1993 were mailed to shareholders as of that date and will be mailed to shareholders who first acquired Fund shares between June 30, 1993 (the record date for mailing of that Annual Report) and the record date for this Meeting at the same time this Proxy Statement is mailed.

The enclosed proxy, if properly executed and returned, will be voted (or counted as an abstention or withheld from voting) in accordance with the choices specified thereon and will be included in determining whether there is a quorum to conduct the Meeting. The proxy will be voted in favor of the nominees for Trustee named in this Proxy Statement unless a choice is indicated to withhold authority to vote for all listed nominees or any individual nominee. The proxy will be voted in favor of each Proposal unless a choice is indicated to vote against or to abstain from voting on that Proposal. Shares owned of record by broker-dealers for the benefit of their customers ("street account shares") will be voted by the broker-dealer based on instructions received from its customers. If no instructions are received, the broker-dealer may (if permitted under applicable stock exchange rules), vote such shares as record holder for the election of Trustees and on the Proposals in the same proportion as that broker-dealer votes street account shares for which voting instructions were received in time to be voted. If a shareholder executes and returns a proxy but fails to indicate how the votes should be cast, the proxy will be voted in favor of the election of each of the nominees named herein for Trustee and in favor of each Proposal. The proxy may be revoked at any time prior to the voting by (1) writing to the Secretary of the Fund at Two World Trade Center, 34th Floor, New York, New York 10048-0203; (2) attending the Meeting and voting in person; or (3) signing and returning a new proxy (if returned and received in time to be voted).

The cost of the preparation and distribution of these proxy materials is an expense of the Fund. In addition to the solicitation of proxies by mail, proxies may be solicited by officers or employees of the Fund's investment adviser, Oppenheimer Management Corporation (the "Manager"), personally or by telephone or telegraph and/or by one or more proxy soliciting firms; any expenses so incurred will also be borne by the Fund. Brokers, banks and other fiduciaries may be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. For those services, they will be reimbursed by the Fund for their out-of-pocket expenses.

Shares Outstanding and Entitled to Vote. As of April 22, 1994, the record date, there were ----------------- shares of the Fund issued and outstanding. All shares of the Fund have equal voting rights as to the election of Trustees and each Proposal described herein, and the holders of shares are entitled to one vote for each share (and a fractional vote for a fractional share) held of record at the close of business on the record date. As of April 22, 1994 the only person known by the management of the Fund to be the beneficial owner of 5% or more of the outstanding shares of the Fund was -------------------------------------, which was the record owner of -------------- shares (approximately ----% of the outstanding shares) held in brokerage accounts on behalf of its clients.

ELECTION OF TRUSTEES

At the meeting, thirteen Trustees are to be elected to hold office until the next meeting of shareholders called for the purpose of electing Trustees or until their successors shall be duly elected and shall have qualified. The persons named as attorneys-in-fact in the enclosed proxy have advised the Fund that unless a proxy instructs them to withhold authority to vote for all listed nominees or any individual nominee, all validly executed proxies will be voted by them for the election of the nominees named below as Trustees of the Fund. As a Massachusetts business trust, the Fund does not contemplate holding annual shareholder meetings for the purpose of electing Trustees. Thus, the Trustees will be elected for indefinite terms until a shareholders meeting is called for the purpose of voting for Trustees and until their successors are elected and shall qualify.

Each of the nominees is presently a Trustee and has agreed to be nominated and, if elected, to continue to serve as a Trustee. All trustees except Messrs. Galli, Regan and Yeutter and Ms. Moynihan have been elected by shareholders of the Fund. Each of the nominees is also a Trustee or Director of Oppenheimer Fund, Oppenheimer Global Fund, Oppenheimer Special Fund, Oppenheimer Time Fund, Oppenheimer Target Fund, Oppenheimer Tax-Free Bond Fund, Oppenheimer Global Growth & Income Fund, Oppenheimer New York Tax-Exempt Fund, Oppenheimer Multi-State Tax-Exempt Trust, Oppenheimer California Tax-Exempt Fund, Oppenheimer Global Bio-Tech Fund, Oppenheimer Global Environment Fund, Oppenheimer Asset Allocation Fund, Oppenheimer Mortgage Income Fund, Oppenheimer Discovery Fund, Oppenheimer Money Market Fund, Inc., Oppenheimer U.S. Government Trust, Oppenheimer Multi-Sector Income Trust and Oppenheimer Multi-Government Trust (together with the Fund, the "New York OppenheimerFunds"). Mr. Spiro is President of the Fund and of each of the other New York OppenheimerFunds.

Each nominee indicated below by an asterisk is an "interested person" (as that term is defined in the Investment Company Act of 1940, hereinafter referred to as the "Investment Company Act") of the Fund due to the connections indicated with the Manager or its affiliates. The year given below indicates when the nominee first became a Trustee or Director of any of the New York OppenheimerFunds without a break in service. The beneficial ownership of shares listed below includes voting and investment control, unless otherwise indicated below. If any of the nominees should be unable to accept nomination or election, it is the intention of the persons named as attorneys-in-fact in the enclosed proxy to vote such proxy for the election of such other person or persons as the Board of Trustees may, in its discretion, recommend. As of April 22, 1994 the Trustees and officers of the Fund, as a group, beneficially owned --------
- --------- shares in the aggregate, which is less than 1% of the shares outstanding.


                            																									                                    Shares
                                                                                         Beneficially
Name And                                                                                 Owned as of
Other Information              Business Experience During the Past Five Years            April 22, 1994
- -----------------              ----------------------------------------------            --------------
Leon Levy                      General Partner of Odyssey Partners, L.P. (investment
first became a                 partnership); Chairman of Avatar Holdings, Inc. (real estate
Trustee in 1959                development).
Age:  68

Leo Cherne                     Chairman Emeritus of the International Rescue
first became a                 Committee (philanthropic organization); formerly Executive
Trustee in 1982                Director of the Research Institute of America.
Age:  81

Edmund T. Delaney              Attorney-at-law; formerly a member of the Connecticut
first became a                 State Historical Commission and Counsel to Copp,
Trustee in 1959                Berall & Hempstead (a law firm).
Age:  80

Robert G. Galli*               Vice Chairman of the Manager; Vice President and General
first became a                 Counsel of Oppenheimer Acquisition Corp. ("OAC"), the
Trustee in 1993                Manager's parent holding company; formerly he held the
Age:  60                       following positions: a director of the Manager and
                               Oppenheimer Funds Distributor, Inc. (the "Distributor"), Vice
                               President and a director of HarbourView Asset Management
                               Corporation ("HarbourView") and Centennial Asset Management
                               Corporation ("Centennial"), investment adviser subsidiaries of the Manager, a director of Shareholder Financial Services, Inc.
                               ("SFSI") and Shareholder Services, Inc. ("SSI"), transfer agent subsidiaries of the Manager, an officer of other OppenheimerFunds, and Executive Vice President and General Counsel of the Manager
                               and the Distributor.

Benjamin Lipstein              Professor Emeritus of Marketing, Stern Graduate School of
first became a                 Business Administration, New York University.
Trustee in 1974
Age:  71

Elizabeth B. Moynihan          Author and architectural historian; a trustee of the
first became a                 American Schools of Oriental Research, the Institute
Trustee in 1992                of Fine Arts (New York University), the Freer Gallery
Age:  64                       of Art (Smithsonian Institution) and the Preservation
                               League of New York State; a member of the Indo-U.S.
                               Sub-Commission on Education and Culture.

Kenneth A. Randall             A director of Northeast Bancorp, Inc. (bank holding
first became a                 company), Dominion Resources, Inc. (electric utility
Trustee in 1980                holding company), and Kemper Corporation (insurance
Age:  66                       and financial services company); formerly Chairman of the
                               Board of ICL Inc. (information systems).

Edward V. Regan                President of Jerome Levy Economics Institute; a member
first became a                 of the U.S. Competitiveness Policy Council; a director
Trustee in 1993                of GranCare, Inc. (health care provider); formerly
Age:  63                       New York State Comptroller and a trustee, New York State
                               and Local Retirement Fund.

Russell S. Reynolds, Jr.       Founder and Chairman of Russell Reynolds Associates, Inc.
first became a                 (executive  recruiting); a trustee of Mystic Seaport
Trustee in 1989                Museum, International House, Greenwich Historical
Age:  62                       Society and Greenwich Hospital.

Sidney M. Robbins              Chase Manhattan Professor Emeritus of Financial
first became a                 Institutions, Graduate School of Business, Columbia
Trustee in 1963                University; Visiting Professor of Finance, University
Age:  82                       of Hawaii; a director of The Korea Fund, Inc. and The
                               Malaysia Fund, Inc. (closed-end investment companies);
                               member of the Board of Advisors of Olympus Private
                               Placement Fund, L.P.; Professor Emeritus of Finance,
                               Adelphi University.

Donald W. Spiro*               Chairman Emeritus and a director of the Manager;
first became a                 formerly Chairman of the Manager and the Distributor.
Trustee in 1985
Age:  68

Pauline Trigere                Chairman and Chief Executive Officer of Trigere,
first became a                 Inc. (design and sale of women's fashions).
Trustee in 1977
Age:  81

Clayton K. Yeutter             Counsel to Hogan & Hartson (a law firm); a director
first became a                 of B.A.T. Industries, Ltd. (tobacco and financial
Trustee in 1993                services), Caterpillar, Inc. (machinery), ConAgra,
Age:  63                       Inc. (food and agricultural products), FMC Corp.
                               (chemicals and machinery), Lindsay Manufacturing Co. and
                               Texas Instruments, Inc. (electronics); formerly (in
                               descending chronological order) Deputy Chairman, Bush/Quayle
                               Presidential Campaign, Counsellor to the President (Bush)
                               for Domestic Policy, Chairman of the Republican National
                               Committee, Secretary of the U.S. Department of Agriculture,
                               and U.S. Trade Representative, Executive Office of the President.

- ------------------------
* A nominee who is an "interested person" of the Fund under the Investment Company Act.

Vote Required. The affirmative vote of a plurality of the votes cast by holders of voting securities of the Fund is required for the election of each nominee for Trustee. The Board of Trustees recommends a vote for the election of each nominee.

Functions of the Board of Trustees. The primary responsibility for the Fund rests with the Board of Trustees. The Trustees meet regularly to review the activities of the Fund and of the Manager, which is responsible for its day-to-day operations. Six regular meetings were held during the fiscal year ended June 30, 1993. Each of the Trustees were present for at least 75% of the meetings held, except Mr. Cherne who was present at four meetings. The Trustees of the Fund have appointed an Audit Committee, comprised of Messrs. Randall (Chairman), Robbins and Cherne, none of whom is an "interested person" (as that term is defined in the Investment Company Act) of the Manager or the Fund. The functions of the Committee include (i) making recommendations to the Board concerning the selection of independent auditors for the Fund (subject to shareholder ratification); (ii) reviewing the methods, scope and results of audits and the fees charged; (iii) reviewing the adequacy of the Fund's internal accounting procedures and controls; and (iv) establishing a separate line of communication between the Fund's independent auditors and its independent Trustees. The committee met four times during the fiscal year ended June 30, 1993 and all members attended at least 75% of the meetings held during this period except Mr. Cherne who was present at two meetings. The Board of Trustees does not have a standing nominating or compensation committee.

Remuneration of Trustees and Officers. Mr. Spiro, other officers of the Fund listed below and Mr. Galli are affiliated with the Manager and receive no salary or fee from the Fund. The Fund currently pays each other Trustee an annual fee varying from $_____ to $_____ for serving as Trustee, Chairman of the Board or as Chairman or a member of the committees of the Board of Trustees. During the fiscal year ended June 30, 1993, Trustees' fees and expenses paid by the Fund aggregated $______. In addition, the Fund has adopted a retirement plan that provides for payment to a retired Independent Trustee of up to 80% of the compensation paid during that Trustee's last year of service. A Trustee must serve in that capacity for any of the New York OppenheimerFunds for at least 15 years to be eligible for the maximum payment. No Trustee has retired since the adoption of the plan and no payments have been made by the Fund under the plan. During the fiscal year ended June 30, 1993, the Fund accrued $________ for its benefit obligations under the plan.

Officers of the Fund. Each officer of the Fund is elected by the Trustees to serve an indefinite term. Information is given below about the executive officers who are not Trustees of the Fund, including their business experience during the past five years. Messrs. Bishop, Bowen, Donohue, Farrar and Zack serve in a similar capacity with the other New York OppenheimerFunds listed above.

William L. Wilby, Vice President and Portfolio Manager; Age: 49
Vice President of the Manager and HarbourView; an officer of other OppenheimerFunds; formerly international investment strategist at Brown Brothers, Harriman & Co., prior to which he was a Managing Director and Portfolio Manager at AIG Global Investors.

Andrew J. Donohue, Secretary; Age: 43
Executive Vice President and General Counsel of the Manager and the Distributor; an officer of other OppenheimerFunds; formerly Senior Vice President and General Counsel of the Manager and the Distributor; Partner in, Kraft & McManimon (a law firm); an officer of First Investors Corporation (a broker-dealer) and First Investors Management Company, Inc. (broker-dealer and investment adviser); director and an officer of First Investors Family of Funds and First Investors Life Insurance Company.

George C. Bowen, Treasurer; Age: 57
3410 South Galena Street Denver, Colorado 80231
Senior Vice President and Treasurer of the Manager; Vice President and Treasurer of the Distributor and HarbourView; Senior Vice President, Treasurer, Assistant Secretary and a director of Centennial; Vice President, Treasurer and Secretary of SSI and SFSI; an officer of other OppenheimerFunds; formerly Senior Vice President/Comptroller and Secretary of OAMC.

Robert G. Zack, Assistant Secretary; Age 45.
Senior Vice President and Associate General Counsel of the Manager; Assistant Secretary of SSI, SFSI and the other OppenheimerFunds.

Robert Bishop, Assistant Treasurer; Age: 35.
Assistant Vice President of the Manager/Mutual Fund Accounting; an officer of other OppenheimerFunds; previously a Fund Controller for the Manager, prior to which he was an Accountant for Resolution Trust Corporation and previously an Accountant and Commissions Supervisor for Stuart James Company, Inc., a broker-dealer.

Scott Farrar, Assistant Treasurer; Age: 28.
Assistant Vice President of the Manager/Mutual Fund Accounting; an officer of other OppenheimerFunds; previously a Fund Controller for the Manager, prior to which he was an International Mutual Fund Supervisor for Brown Brothers Harriman Co., a bank, and previously a Senior Fund Accountant for State Street Bank & Trust Company, before which he was a sales representative for Central Colorado Planning.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
(Proposal No. 1)

The Investment Company Act requires that independent certified public accountants and auditors ("auditors") be selected annually by the Board of Trustees and that such selection be ratified by the shareholders at the next-convened annual meeting of the Fund, if one is held. The Board of Trustees of the Fund, including a majority of the Trustees who are not "interested persons" (as defined in the Investment Company Act) of the Fund or the Manager, at a meeting held August 19, 1993, selected KPMG Peat Marwick ("KPMG") as auditors of the Fund for the fiscal year beginning July 1, 1993. KPMG also serves as auditors for certain other funds for which the Manager acts as investment adviser. At the Meeting, a resolution will be presented for the shareholders' vote to ratify the selection of KPMG as auditors. Representatives of KPMG are not expected to be present at the meeting but will be available should any matter arise requiring their presence. The Board of Trustees recommends approval of the selection of KPMG as auditors of the Fund.

APPROVAL OF AN AMENDMENT TO THE FUND'S 12B-1 SERVICE PLAN AND AGREEMENT FOR CLASS A SHARES (Only Class A shareholders vote on this Proposal) (Proposal No. 2)

On June 10, 1993, the Fund adopted a Service Plan and Agreement for Class A Shares (the "Class A Service Plan") pursuant to Rule 12b-1 of the Investment Company Act under which the Fund may make certain payments to Oppenheimer Funds Distributor, Inc., formerly Oppenheimer Fund Management, Inc., (the "Distributor") for a portion of its costs incurred in rendering assistance in the distribution of Class A shares of the Fund acquired on or after April 1, 1991.

At a meeting held February 10, 1994, the Fund's Board of Trustees, including a majority of the Trustees who are not "interested persons" (as defined in the Investment Company Act) of the Fund and who have no direct or indirect interest in the operation of the Class A Service Plan ("Independent Trustees"), adopted an amendment to the Fund's Class A Service Plan that would allow payments to be made with respect to all Fund shares, including those acquired prior to April 1, 1991. The Board determined to recommend the amended Class A Service Plan and Agreement ("the "Amended Class A Plan") for approval by the shareholders.

The Board determined to recommend the Proposed 12b-1 Plan for approval by the Class A shareholders. A copy of the Proposed 12b-1 Plan is attached as Exhibit A to this proxy statement.

The rate of the fee payable under both the Amended Class A Service Plan and the Class A Service Plan is the same. Each plan has the effect of increasing the Fund's expenses by up to 0.25% of the Fund's average net assets. Under the Class A Service Plan, the Fund may make payments to the Distributor for a portion of its costs incurred in rendering assistance in the distribution of shares of the Fund acquired on or after April 1, 1991. Under the Amended Class A Plan, the Fund may make payments to the Distributor for costs incurred in connection with the personal service and maintenance of shareholder accounts regardless of when the shares held in the accounts were acquired.

Description of the Amended Class A Plan. Under the Amended Class A Plan, the Fund will reimburse the Distributor quarterly for all or a portion of its costs incurred in connection with the service and maintenance of shareholder accounts that hold Class A Shares of the Fund. The Distributor will be reimbursed for quarterly payments made to certain dealers, brokers, banks or other financial institutions (each is referred to as a "Recipient") that have incurred costs in connection with the personal service and maintenance of shareholder accounts. Such services may include but are not limited to answering routine inquiries from the Recipient's customers concerning the Fund, providing such customers with information on their investment in shares, assisting in the establishment and maintenance of accounts or sub-accounts in the Fund, making the Fund's investment plans and dividend payment options available, and providing such other information and customer liaison services and the maintenance of accounts as the Distributor or the Fund may reasonably request.

The Amended Class A Plan provides that within 45 days of the end of each calendar quarter, the Distributor shall pay each Recipient a fee for its services at a rate to be determined from time to time by the Board, but not to exceed 0.0625% (0.25% annually) of the average net asset value of Fund shares owned by the Recipient or its customers. However, no payment would be made to a Recipient in any quarter if the aggregate average value of all Fund shares held by the Recipient for itself and its customers, did not exceed a minimum amount to be determined from time to time by the Funds' Board of Trustees and its Independent Trustees. The Board has not established any minimum amount. Initially, the Board of Trustees has set the rate for assets sold on or after April 1, 1991 at the maximum rate and it is anticipated that a reduced rate will apply to assets representing shares sold before April 1, 1991. However, the Board may increase the rate for assets sold before April 1, 1991, but in no event greater than the maximum amount. A Recipient may be affiliated with the Distributor. The Amended Class A Plan would permit the Distributor and the Manager to make additional distribution payments to Recipients from their own resources at no cost to the Fund.

The Distributor and the Manager may, in their sole discretion, increase or decrease the amount of payments they make to Recipients from their own assets.

If approved at this Meeting and implemented, the Amended Class A Plan would have the effect of increasing the Fund's expenses from what they otherwise would be under the Class A Service Plan, but by no more than 0.25% of the average annual net asset value of shares acquired before April 1, 1991. It is estimated that the Fund's total expense ratio would have increased from 0.15% of annual net assets to 0.16% of annual net assets based on the Fund's actual annualized expenses for the six month period ended December 31, 1993 had the proposed Amended Class A Plan been in effect. As the proportion of Fund shares purchased before April 1, 1991 to outstanding Fund shares decreases, the actual incremental expenses, on a percentage basis, created by Amended Class A Plan payments over Class A Service Plan payments will decrease.

While the Amended Class A Plan is in effect, the Treasurer of the Fund shall provide a written report to the Fund's Board of Trustees at least quarterly for its review as to the amount of all payments made pursuant to the Amended Class A Plan, and the purposes for which the payments were made and, in the case of payments to Recipients, the identity of each Recipient. The Amended Class A Plan further provides that while it is in effect, the selection and nomination of those Trustees of the Fund who are not "interested persons" of the Fund is committed to the discretion of the Independent Trustees. This does not prevent the involvement of others in such selection and nomination if the final decision on any such selection or nomination is approved by a majority of the Independent Trustees.

If approved, the Amended Class A Plan (unless terminated as indicated below) shall take effect as of July 1, 1994, replacing the Fund's Class
A Service Plan and shall continue in effect for one year from its effective date and from year to year thereafter only as long as such continuance is specifically approved at least annually by the Fund's Board of Trustees (and its Independent Trustees) by a vote cast in person at a meeting called for the purpose of voting on such continuance. The Amended Class A Plan may be terminated at any time by the vote of a majority of the Independent Trustees or by the vote of the holders of a "majority" (as defined in the Act) of the outstanding shares of the Fund. The Amended Class A Plan may not be amended to increase materially the amount of payments to be made, unless such amendment is approved by shareholders in the manner described above, and all material amendments must be approved by a vote of the Board of the Fund, including a majority of the Independent Trustees, cast in person at a meeting called for that purpose.

Any expenses accrued under the Amended Class A Plan by the Distributor in one fiscal year of the Fund may not be paid from distribution fees received from the Fund in subsequent fiscal years of the Fund. Thus, if the Amended Class A Plan were terminated, no amounts (other than amounts accrued prior to termination but not yet paid) would be owed by the Fund to the Distributor. In addition, Class A Plan fees received from the Fund would not be used to pay any interest expense, carrying charges or other financial costs, or allocation of overhead of the Distributor.

Analysis of the Proposed Amended Class A Plan by the Board of Trustees.
In considering whether to recommend the Amended Class A Plan for approval, the Board requested and evaluated information it deemed necessary to make an informed determination. The Manager has represented to the Board that, in its opinion, it would be injurious to the Fund and result in increased redemption of shares of the Fund if the Class A Service Plan was not amended. The Manager believed that providing continuing payments to dealers for services provided to Fund shareholders in connection with all shares could help reduce redemptions of Fund shares by giving dealers a financial incentive in having the Fund shares remain outstanding. Stabilizing or increasing Fund assets by encouraging dealers to maintain accounts in the Fund can benefit the Fund and its shareholders by maintaining or reducing per-share operating expenses and providing a more stable cash flow for investment management purposes. The Board therefore deemed it in the best interest of the Fund and its shareholders to amend the Class A Service Plan as described. The Board was advised that many brokers, dealers and other financial institutions currently provide services to customers who own shares of the Fund acquired before April 1, 1991 for which they receive no compensation from the Fund. The Manager further advised the Board that, especially in light of the amendments to the NASD's Rules of Fair Practice recharacterizing certain payments as compensation for continuing service, Recipients have complained that it is inequitable to compensate Recipients for providing services for some shares of the Fund (i.e., those sold on or after April 1, 1991) but not for others.

Vote Required. Under the Investment Company Act, an affirmative vote of the holders of a "majority," as defined in the Investment Company Act, of the voting securities of the Fund is required for approval of this Proposal. Such "majority" vote is defined in the Investment Company Act as the vote of the holders of the lesser of: (i) 67% or more of the voting securities present or represented by proxy at the shareholders meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities. If the Proposal is not approved, the Fund's Class A Service Plan will continue to apply only to shares acquired on or after April 1, 1991. The Board of Trustees recommends a vote in favor of approving this Proposal.

APPROVAL OF AMENDMENTS TO THE FUND'S DECLARATION OF TRUST
(Proposal No. 3)

The Fund's Declaration of Trust (the "Declaration of Trust") currently authorizes the shares of the Fund to be issued in one or more series, each series having only one class of shares. A share of each series represents an equal proportionate interest in such series with each other share of the same series. There is currently one series authorized by the Board. The Fund is not authorized to offer classes of a series. The Fund has obtained an order of the Securities and Exchange Commission ("SEC") exempting it from certain provisions of the Investment Company Act and thereby allowing the Fund to institute a "multiclass distribution arrangement." The Fund's Board of Trustees, including a majority of the Independent Trustees, has voted to authorize the issuance of additional classes of shares of the Fund's current series and to request the shareholders to approve amendments to the Declaration of Trust to permit the issuance of such additional classes, as well as any additional classes of series of the Fund that may hereafter be created. This will enable investors to be offered different classes of shares of a series representing interests in the same investment portfolio but with different distribution arrangements.

At present, the Fund has a single class of shares sold at a public offering price that includes an initial sales charge (shares purchased in amounts aggregating $1 million or more are sold at net asset value but may be subject to a contingent deferred sales charge if redeemed within 18 months of purchase). The Fund's current class of shares is also subject to a distribution plan described below in Proposal No. 2. Upon the Fund's adoption of a "multiclass distribution arrangement," shares of the presently outstanding class would continue to be offered under the Fund's present distribution arrangement, and would thereafter be referred to as the Fund's "Class A shares." If this Proposal is approved, the Fund would be permitted to offer shares of one or more additional classes although there is no obligation that it do so. Shares of such additional classes may be offered under different sales charge and 12b-1 plan arrangements and therefore may have different expenses than Class A shares. However, shares of each class would represent interests in the same portfolio of investments held by the Fund. The only differences between shares of different classes would relate to (a) any differences in expenses payable by each class and the impact of such differences on their respective net asset values and distributions to shareholders, (b) voting rights with respect to any matter solely affecting the respective class, (c) any differences relating to procedures applicable to purchasing, redeeming or exchanging shares or converting shares into another authorized class of shares, and (d) the designation of the respective class. The Fund has retained an independent expert to review the methodology which the Board has adopted of allocating expenses to shares of each class. The Board does not expect that the multiclass arrangement will result in any additional expenses being allocated to Class A shares, and if there are any such additional expenses, the Board believes that such expenses will not affect the dividends or net asset value for the Class A shares.

The multiclass arrangement is intended to provide investors with alternative methods of purchasing shares of the Fund and to allow investors a choice in selecting the method of paying sales and distribution expenses associated with their investment. The investor's choice should depend on the amount invested and the time for which the investment in Fund shares is expected to be held. To the extent that offering varying distribution alternatives increases sales, a larger pool of assets may reduce pro rata operating expenses of the Fund and better enable the achievement of investment objectives within the constraints of portfolio management. When the multiclass arrangement is instituted, the prospectus of the Fund will be amended to disclose all aspects of such arrangement.

The Fund's By-Laws provide that Trustees shall be elected by a plurality of the votes cast at a duly constituted meeting unless the Declaration of Trust, By-Laws or governing statute supercede this provision. The Declaration of Trust states that if a quorum is present at a meeting, a vote of a majority of the quorum shall be sufficient to transact all business at the meeting. This provision could be interpreted to require a vote of a majority of votes present at a shareholder meeting for the election of Trustees. The Board believes that election by plurality vote is sufficient. Accordingly, the Board also recommends that the Declaration of Trust be amended to allow for the election of Trustees by a plurality of votes cast.

Vote Required. Under the Investment Company Act, an affirmative vote of the holders of a "majority," as defined in the Investment Company Act, of the outstanding voting securities of the Fund is required for approval of this Proposal. The requirements for such "majority" vote under the Investment Company Act are the same as those described in Proposal No. 2. If the Proposal is not approved, the Fund's Declaration of Trust will remain unchanged. The Board of Trustees recommends a vote in favor of approving this Proposal.

ADDITIONAL INFORMATION

The Manager. Subject to the authority of the Board of Trustees, the Manager is responsible for the day-to-day management of the Fund's business. The Manager is a wholly-owned subsidiary of OAC, a holding company controlled by Massachusetts Mutual Life Insurance Company ("MassMutual"). MassMutual is located at 1295 State Street, Springfield, Massachusetts 01111. OAC acquired the Manager on October 22, 1990 (the "Acquisition Date"). As indicated below, the common stock of OAC is owned by (i) certain officers and/or directors of the Manager, (ii) MassMutual and (iii) another investor. No institution or person holds 5% or more of OAC's outstanding common stock except Mr. Donald W. Spiro (5.24%) and MassMutual. MassMutual has engaged in the life insurance business since 1851. It is the nation's twelfth largest life insurance company by assets and has an A.M. Best Co. rating of "A+".

The common stock of OAC is divided into three classes. At December 31, 1993, MassMutual held (i) all of the 2,160,000 shares of Class A voting stock, (ii) 317,854 shares of Class B voting stock, and (iii) 350,063 shares of Class C non-voting stock. This collectively represented 74.1% of the outstanding common stock and 84.9% of the voting power of OAC as of December 31, 1993. Certain officers and/or directors of the Manager as a group held (i) 821,455 shares of the Class B voting stock, representing 21.5% of the outstanding common stock and 12.6% of the voting power, and (ii) options acquired without cash payment which, when they become exercisable, allow the holders to purchase up to 706,150 shares of Class C non-voting stock. That group includes persons who serve as officers of the Fund and two of whom (Messrs. Donald W. Spiro and Robert
G. Galli) serve as Trustees of the Fund. Holders of OAC Class B and Class C common stock may put (sell) their shares and vested options to OAC or MassMutual at a formula price (based on earnings of the Manager). MassMutual may exercise call (purchase) options on all outstanding shares of both such classes of common stock and vested options at the same formula price, according to a schedule that will commence on September 30, 1995. Since October 1, 1992, certain officers and/or directors of the Manager (i) sold 295,354 shares of Class B OAC common stock to MassMutual at the formula price, and (ii) surrendered to OAC 436,053 stock appreciation rights issued in tandem with the Class C OAC options. Cash payments aggregating $32,729,119 have or will be made by OAC or MassMutual to such persons (including Messrs. Spiro and Galli, identified above) as follows: one-third of the amount due (i) within 30 days of the transaction, (ii) by the first anniversary following the transaction (with interest), and (iii) by the second anniversary following the transaction (with interest). On December 15, 1993, MassMutual purchased its 350,063 shares of Class C OAC stock from OAC for $17,751,718.

As part of the acquisition of the common stock of OAC, MassMutual also purchased approximately $45 million of subordinated notes of a subsidiary of OAC; the notes are now an obligation of the Manager. In addition to the purchase of such notes, MassMutual holds warrants issued by OAC exercisable over the life of the notes which will allow it to purchase shares of Class C common stock representing approximately 15.4% of the common stock of OAC on a fully diluted basis.

The Manager and its affiliates act as investment advisers to investment companies having combined net assets of more than $27 billion as of December 31, 1993, and having more than 1.8 million shareholder accounts. A consolidated statement of financial condition of the Manager as of December 31, 1993, is included in this Proxy Statement as Exhibit B.

The names and principal occupations of the executive officers and directors of the Manager are as follows: Jon S. Fossel, Chief Executive Officer and Chairman; Bridget A. Macaskill, President and Director; Donald
W. Spiro, Chairman Emeritus; Robert G. Galli and James C. Swain, Vice Chairmen of the Manager; Samuel Freedman, Jr., Director; Robert Doll, Jr., and O. Leonard Darling, Executive Vice Presidents; Tilghman G. Pitts, Executive Vice President and Director; Andrew J. Donohue, Executive Vice President and General Counsel; Kenneth Eich, Executive Vice President and Chief Financial Officer; George C. Bowen, Senior Vice President and Treasurer; Victor Babin, Loretta McCarthy, Robert Patterson, Arthur Steinmetz, Ralph Stellmacher, Nancy Sperte and Robert G. Zack, Senior Vice Presidents. The address of Messrs. Bowen, Eich, Freedman and Swain is 3410 South Galena Street, Denver, Colorado 80231. The address of all other officers is Two World Trade Center, New York, New York 10048-0203, which is also the address of the Manager and OAC.

Investment Advisory Agreement.

The Fund has an investment advisory agreement dated June 20, 1991 with the Manager (the "Agreement"). The Agreement was submitted to and approved by the shareholders of the Fund at a meeting held June 20, 1991. The Agreement continues in effect from year to year unless terminated, but only so long as such continuance is approved annually in accordance with the Investment Company Act. At a meeting held on December 9, 1993, the Fund's Board of Trustees, including a majority of the Independent Trustees, approved the renewal of the Agreement between the Manager and the Fund until December 31, 1994. At the time of such approval, Messrs. Spiro and Galli were shareholders of OAC, the parent of the Manager.
Under the Agreement, the Manager supervises the investment operations of the Fund and the composition of its portfolio and furnishes advice and recommendations with respect to investments, investment policies and the purchase and sale of securities. The management fee payable monthly to the Manager under the terms of the Agreement is computed on the aggregate net assets of the Fund as of the close of business each day at an annual rate of 0.80% of the first $200 million of aggregate net assets; 0.75% on the next $200 million; 0.69% on the next $200 million; 0.66% on the next $200 million; and 0.60% of aggregate net assets over $800 million; after July 1, 1994, the fee will be reduced to 0.75% of the first $200 million and 0.72% of the next $200 million; 0.69% on the next $200 million; 0.66% on the next $200 million; and 0.60% of aggregate net assets over $800 million. During the fiscal year ended June 30, 1993, the Fund's fees payable under its Agreement with the Manager were $___________.

The Agreement requires the Manager, at its expense, to provide the Fund with adequate office space, facilities and equipment as well as to provide, and supervise the activities of, all administrative and clerical personnel required to provide effective administration for the Fund, including the compilation and maintenance of records with respect to operations, to the preparation and filing of specified reports, and composition of proxy materials and registration statements for continuous public sale of shares of the Fund. Expenses not expressly assumed by the Manager under the Agreement or by the Distributor under the General Distributor's Agreement are paid by the Fund. The Agreement lists examples of expenses paid by the Fund, the major categories of which relate to interest, taxes, brokerage commissions, fees to certain Trustees, legal, bookkeeping and audit expenses, custodian and transfer agent expenses, stock certificate issuance costs, certain printing and registration costs, and non-recurring expenses, including litigation costs.

The Agreement contains no expense limitation. However, independently of the Agreement, the Manager has undertaken that the total expenses of the Fund in any fiscal year, exclusive of taxes, interest, brokerage commissions and extraordinary non-recurring expenses such as litigation costs shall not exceed the most stringent regulatory limitation on fund expenses applicable to the Fund. At present, the most stringent limitation is imposed by California and limits expenses (with specified exclusions) to 2.5% of the first $30 million of average annual net assets, 2.0% of the next $70 million of average annual net assets, and 1.5% of average annual net assets in excess of $100 million. The payment of the management fee will be reduced so that at no time will there be any accrued but unpaid liability under the above expense limitation. The Manager reserves the right to amend or terminate this expense limitation at any time.

The Agreement provides that in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard for its obligations thereunder, the Manager is not liable for any loss sustained by reason of any good faith error or omission on its part in connection with any matter to which the Agreement relates. The Agreement permits the Manager to act as investment adviser for any other person, firm or corporation. Pursuant to a license from the Manager, the Fund may use the name "Oppenheimer" in connection with its business. If the Manager shall no longer act as investment adviser to the Fund, the right of the Fund to use the name "Oppenheimer" as part of its name may be withdrawn.

Brokerage Provisions of the Investment Advisory Agreement. One of the duties of the Manager under the Agreement is to arrange the portfolio transactions for the Fund. In doing so, the Manager is authorized by the Agreement to employ broker-dealers, including "affiliated" brokers (as that term is defined in the Investment Company Act) ("brokers") as may, in its best judgment based on all relevant factors, implement the policy of the Fund to obtain, at reasonable expense, the "best execution" (prompt and reliable execution at the most favorable price obtainable) of such transactions. The Manager need not seek competitive commission bidding or base its selection on "posted" rates, but is expected to be aware of the current rates of most eligible brokers and to minimize the commissions paid to the extent consistent with the provisions of the Agreement and the interests and policies of the Fund as established by its Board of Trustees.

Under the Agreement, the Manager is authorized to select brokers other than affiliated brokers which provide brokerage and/or research services for the Fund and/or the other accounts over which the Manager or its affiliates have investment discretion and pay commissions to such brokers that may be higher than another qualified broker would have charged if a good faith determination is made by the Manager that the commission is reasonable in relation to the services provided. No dollar value can or is required to be placed on the brokerage services provided by the brokers selected by the Manager, and there is no formula under which any of them are entitled to the allocation of a particular amount of commissions. Subject to the foregoing considerations, the Manager may also consider the willingness of particular broker-dealers to sell shares of the Fund and other investment companies managed by the Manager and its affiliates as a factor in their selection.

Description of Brokerage Practices. Subject to the provisions of the Agreement, allocations of brokerage are made by portfolio managers under the supervision of the Manager's executive officers. Transactions in securities other than those for which an exchange is the primary market are generally done with principals or market makers. Transactions in precious and strategic metals will be made through recognized dealers in such investments or, in the case of certificates representing such investments, directly with the issuers of such certificates. In connection with transactions on foreign exchanges, the Fund may be required to pay fixed brokerage commissions and thereby forego the benefit of negotiated commissions available in U.S. markets. Brokerage commissions are paid primarily for effecting transactions in listed securities and otherwise only if it appears likely that a better price or execution can be obtained. When the Fund engages in an option transaction, ordinarily the same broker will be used for the purchase or sale of the option and any transactions in the securities to which the option relates. When possible, concurrent orders to purchase or sell the same security by more than one of the accounts managed by the Manager or its affiliates are combined. Transactions effected pursuant to such combined orders are averaged as to price and allocated in accordance with the purchase or sale orders actually placed for each account.

The research services provided by a particular broker may be useful only to one or more of the advisory accounts of the Manager and its affiliates, and investment research received for the commissions of these other accounts may be useful both to the Fund and one or more of such other accounts. Such research, which may be supplied by a third party at the instance of a broker, includes information and analyses on particular companies and industries as well as market or economic factors, trends and portfolio strategy, receipt of market quotations for portfolio evaluations, information systems, computer hardware and similar products and services. If a research service also assists the Manager in a non-research capacity (such as bookkeeping or other administrative functions), then only the percentage or component that provides assistance to the Manager in the investment decision-making process may be paid for in commission dollars. The research services provided by brokers broaden the scope and supplement the research activities of the Manager, by making available additional views for consideration and comparisons, and enabling the Manager to obtain market information for the valuation of securities held in the Fund's portfolio or being considered for purchase. The Board of Trustees, including the independent Trustees of the Fund, annually reviews information furnished by the Manager as to the commissions paid to brokers furnishing such services in an effort to ascertain that the amount of such commissions was reasonably related to the value or benefit of such services.

During the fiscal year ended June 30, 1993, total brokerage commissions paid by the Fund (not including spreads or concessions on principal transactions on a net trade basis) were $_______. During the fiscal year ended June 30, 1993, $_______ was paid to brokers as brokerage commissions in return for research services (including special research and statistical information as execution); the aggregate dollar amount of those transactions was $__________. The transactions giving rise to these commissions were allocated in accordance with the internal allocation procedures described above.

Distribution Agreement. Oppenheimer Funds Distributor, Inc. (the "Distributor"), a wholly-owned subsidiary of the Manager, is the general distributor of the Fund's shares under a General Distributors Agreement dated December 10, 1992, which is subject to the same annual renewal requirements and termination provisions as the Investment Advisory Agreement. For the fiscal year ended June 30, 1993, selling charges on shares of the Fund amounted to $_________ of which the Distributor retained $_______ and reallowed $________ to other dealers.

Service Contract. Oppenheimer Shareholder Services ("OSS"), a division of the Manager, serves as the Fund's transfer agent and registrar pursuant to a Service Contract under which it is reimbursed by the Fund for its costs in providing those services to the Fund, including the cost of rental of office space. Similar services are provided by OSS to certain other mutual funds advised by the Manager. OSS received $________ from the Fund during the fiscal year ended June 30, 1993. The costs described for these services are charged to the Fund as operating expenses and are borne ratably by all shareholders in proportion to their holdings of shares of the Fund.

RECEIPT OF SHAREHOLDER PROPOSALS

The Fund is not required to hold shareholder meetings on a regular basis. Special meetings of shareholders may be called from time to time by either the Fund or the shareholders (under special conditions described in the Fund's Statement of Additional Information). Under the Commission's proxy rules, shareholder proposals which meet certain conditions may be included in the Fund's proxy statement and proxy for a particular meeting. Those rules require that for future meetings, the shareholder must be a record or beneficial owner of Fund shares with a value of at least $1,000 at the time the proposal is submitted and for one year prior thereto, and must continue to own such shares through the date on which the meeting is held. Another requirement relates to the timely receipt by the Fund of any such proposal. Under those rules, a proposal submitted for inclusion in the Fund's proxy material for the next meeting after the meeting to which this proxy statement relates must be received by the Fund a reasonable time before the solicitation is made. The fact that the Fund receives a proposal from a qualified shareholder in a timely manner does not ensure its inclusion in the proxy material, since there are other requirements under the proxy rules for such inclusion.

OTHER BUSINESS

Management of the Fund knows of no business other than the matters specified above that will be presented at the Meeting. Since matters not known at the time of the solicitation may come before the Meeting, the proxy as solicited confers discretionary authority with respect to such matters as properly come before the Meeting, including any adjournment or adjournments thereof, and it is the intention of the persons named as attorneys-in-fact in the proxy to vote the proxy in accordance with their judgment on such matters.



                                By Order of the Board of Trustees,



                                Andrew J. Donohue, Secretary

May 6, 1994

                                                   Exhibit A


                       SERVICE PLAN AND AGREEMENT

                              BETWEEN

                 OPPENHEIMER FUNDS DISTRIBUTOR, INC.

                              AND

                 OPPENHEIMER GOLD & SPECIAL MINERALS FUND

                       FOR CLASS A SHARES


SERVICE PLAN AND AGREEMENT (the "Plan") dated the ____ day of
_________________, by and between OPPENHEIMER GOLD & SPECIAL MINERALS FUND (the "Fund") and OPPENHEIMER FUNDS DISTRIBUTOR, INC. (the "Distributor").

1. The Plan. This Plan is the Fund's written service plan for its Class A Shares described in the Fund's registration statement as of the date this Plan takes effect, contemplated by and to comply with Article III,
Section 26 of the Rules of Fair Practice of the National Association of Securities Dealers, pursuant to which the Fund will reimburse the Distributor for a portion of its costs incurred in connection with the personal service and the maintenance of shareholder accounts ("Accounts") that hold Class A Shares (the "Shares") of such series and class of the Fund. The Fund may be deemed to be acting as distributor of securities of which it is the issuer, pursuant to Rule 12b-1 under the Investment
Company Act of 1940 (the "1940 Act"), according to the terms of this Plan.
The Distributor is authorized under the Plan to pay "Recipients," as hereinafter defined, for rendering services and for the maintenance of Accounts. Such Recipients are intended to have certain rights as third-party beneficiaries under this Plan.

2. Definitions. As used in this Plan, the following terms shall have the following meanings:

          (a) "Recipient" shall mean any broker, dealer, bank or other institution which: (i) has rendered services in connection with the personal service and maintenance of Accounts; (ii) shall furnish the Distributor (on behalf of the Fund) with such information as the Distributor shall reasonably request to answer such questions as may arise concerning such service; and (iii) has been selected by the Distributor to receive payments under the Plan. Notwithstanding the foregoing, a majority of the Fund's Board of Trustees (the "Board") who are not "interested persons" (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or in any agreements relating to this Plan (the "Independent Trustees") may remove any broker, dealer, bank or other institution as a Recipient, whereupon such entity's rights as a third-party beneficiary hereof shall terminate.

          (b) "Qualified Holdings" shall mean, as to any Recipient, all Shares owned beneficially or of record by: (i) such Recipient, or (ii) such customers, clients and/or accounts as to which such Recipient is a fiduciary or custodian or co-fiduciary or co-custodian (collectively, the "Customers"), but in no event shall any such Shares be deemed owned by more than one Recipient for purposes of this Plan. In the event that two entities would otherwise qualify as Recipients as to the same Shares, the Recipient which is the dealer of record on the Fund's books shall be deemed the Recipient as to such Shares for purposes of this Plan.


3.        Payments.

          (a) Under the Plan, the Fund will make payments to the Distributor, within forty-five (45) days of the end of each calendar quarter, in the amount of the lesser of: (i) .0625% (.25% on an annual basis) of the average during the calendar quarter of the aggregate net asset value of the Shares computed as of the close of each business day, or (ii) the Distributor's actual expenses under the Plan for that quarter of the type approved by the Board. The Distributor will use such fee received from the Fund in its entirety to reimburse itself for payments to Recipients and for its other expenditures and costs of the type approved by the Board incurred in connection with the personal service and maintenance of Accounts including, but not limited to, the services described in the following paragraph. The Distributor may make Plan payments to any "affiliated person" (as defined in the 1940 Act) of the Distributor if such affiliated person qualifies as a Recipient.

                 The services to be rendered by the Distributor and Recipients in connection with the personal service and the maintenance of Accounts may include, but shall not be limited to, the following: answering routine inquiries from the Recipient's customers concerning the Fund, providing such customers with information on their investment in shares, assisting in the establishment and maintenance of accounts or sub-accounts in the Fund, making the Fund's investment plans and dividend payment options available, and providing such other information and customer liaison services and the maintenance of Accounts as the Distributor or the Fund may reasonably request.
          It may be presumed that a Recipient has provided services qualifying for compensation under the Plan if it has Qualified Holdings of Shares to entitle it to payments under the Plan. In the event that either the Distributor or the Board should have reason to believe that, notwithstanding the level of Qualified Holdings, a Recipient may not be rendering appropriate services, then the Distributor, at the request of the Board, shall require the Recipient to provide a written report or other information to verify that said Recipient is providing appropriate services in this regard. If the Distributor still is not satisfied, it may take appropriate steps to terminate the Recipient's status as such under the Plan, whereupon such entity's rights as a third-party beneficiary hereunder shall terminate.

                 Payments received by the Distributor from the Fund under the Plan will not be used to pay any interest expense, carrying charges or other financial costs, or allocation of overhead by the Distributor, or for any other purpose other than for the payments described in this Section 3. The amount payable to the Distributor each quarter will be reduced to the extent that reimbursement payments otherwise permissible under the Plan have not been authorized by the Board of Trustees for that quarter. Any unreimbursed expenses incurred for any quarter by the Distributor may not be recovered in later periods.

          (b) The Distributor shall make payments to any Recipient quarterly, within forty-five (45) days of the end of each calendar quarter, at a rate not to exceed .0625% (.25% on an annual basis) of the average during the calendar quarter of the aggregate net asset value of the Shares computed as of the close of each business day of Qualified Holdings (excluding Shares acquired in reorganizations with investment companies for which Oppenheimer Management Corporation or an affiliate acts as investment adviser and which have not adopted a distribution plan at the time of the reorganization with the Fund). However, no such payments shall be made to any Recipient for any such quarter in which its Qualified Holdings do not equal or exceed, at the end of such quarter, the minimum amount ("Minimum Qualified Holdings"), if any, to be set from time to time by a majority of the Independent Trustees. A majority of the Independent Trustees may at any time or from time to time increase or decrease and thereafter adjust the rate of fees to be paid to the Distributor or to any Recipient, but not to exceed the rate set forth above, and/or increase or decrease the number of shares constituting Minimum Qualified Holdings. The Distributor shall notify all Recipients of the Minimum Qualified Holdings and the rate of payments hereunder applicable to Recipients, and shall provide each Recipient with written notice within thirty (30) days after any change in these provisions. Inclusion of such provisions or a change in such provisions in a revised current prospectus shall constitute sufficient notice.

          (c) Under the Plan, payments may be made to Recipients: (i) by Oppenheimer Management Corporation ("OMC") from its own resources (which may include profits derived from the advisory fee it receives from the Fund), or (ii) by the Distributor (a subsidiary of OMC), from its own resources.

4. Selection and Nomination of Trustees. While this Plan is in effect, the selection or replacement of Independent Trustees and the nomination of those persons to be Trustees of the Fund who are not "interested persons" of the Fund shall be committed to the discretion of the Independent Trustees. Nothing herein shall prevent the Independent
Trustees from soliciting the views or the involvement of others in such selection or nomination if the final decision on any such selection and nomination is approved by a majority of the incumbent Independent
Trustees.

5. Reports. While this Plan is in effect, the Treasurer of the Fund shall provide at least quarterly a written report to the Fund's Board for its review, detailing the amount of all payments made pursuant to this Plan, the identity of the Recipient of each such payment, and the purposes for which the payments were made. The report shall state whether all provisions of Section 3 of this Plan have been complied with. The Distributor shall annually certify to the Board the amount of its total expenses incurred that year with respect to the personal service and maintenance of Accounts in conjunction with the Board's annual review of the continuation of the Plan.

6. Related Agreements. Any agreement related to this Plan shall be in writing and shall provide that: (i) such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Independent Trustees or by a vote of the holders of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities of the Class, on not more than sixty days written notice to any other party to the agreement; (ii) such agreement shall automatically terminate in the event of its "assignment" (as defined in the 1940 Act); (iii) it shall go into effect when approved by a vote of the Board and its Independent Trustees cast in person at a meeting called for the purpose of voting on such agreement; and (iv) it shall, unless terminated as herein provided, continue in effect from year to year only so long as such continuance is specifically approved at least annually by the Board and its Independent Trustees cast in person at a meeting called for the purpose of voting on such continuance.

7. Effectiveness, Continuation, Termination and Amendment. This Plan has been approved by a vote of the Independent Trustees cast in person at a meeting called on January 11, 1994 for the purpose of voting on this Plan, and takes effect as of July 1, 1993. Unless terminated as hereinafter provided, it shall continue in effect until December 31, 1994 and from year to year thereafter or as the Board may otherwise determine only so long as such continuance is specifically approved at least annually by the Board and its Independent Trustees cast in person at a meeting called for the purpose of voting on such continuance. This Plan may be terminated at any time by vote of a majority of the Independent Trustees or by the vote of the holders of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities of the Class. This Plan may not be amended to increase materially the amount of payments to be made without approval of the Class A Shareholders, in the manner described above, and all material amendments must be approved by a vote of the Board and of the Independent Trustees.

8. Disclaimer of Shareholder and Trustee Liability. The Distributor understands that the obligations of the Fund under this Plan are not binding upon any Trustee or shareholder of the Fund personally, but bind only the Fund and the Fund's property. The Distributor represents that it has notice of the provisions of the Declaration of Trust of the Fund disclaiming shareholder and Trustee liability for acts or obligations of the Fund.

                                     OPPENHEIMER GOLD & SPECIAL MINERALS FUND



                                     By:-------------------------------



                                     OPPENHEIMER FUNDS DISTRIBUTOR, INC.



                                     By:----------------------------------

                                                                 Exhibit B

INDEPENDENT AUDITORS' REPORT


Oppenheimer Management Corporation:

We have audited the accompanying consolidated statement of financial condition of Oppenheimer Management Corporation and subsidiaries as of December 31, 1993. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated statement of financial condition presents fairly, in all material respects, the financial position of Oppenheimer Management Corporation and subsidiaries at December 31, 1993 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Company changed its method of accounting for income taxes to conform with Statement of Financial Accounting Standards No. 109.



DELOITTE & TOUCHE


Denver, Colorado
February 16, 1994

OPPENHEIMER MANAGEMENT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
DECEMBER 31, 1993

ASSETS                                      NOTES

CURRENT ASSETS:
          Cash                                            $ 31,940,116
          Investments in money market
            mutual funds                                    26,850,605
          Investments in managed mutual funds                4,981,458
          Investments in Zero Coupon U.S.
   Treasuries Trust, at market                               3,897,237
          Accounts receivable:
            Brokers and dealers             2               49,538,320
   Managed mutual funds                    2,3              11,433,524
                 Affiliated companies                          100,495
                 Income taxes                               13,902,237
                 Other                                       4,471,131
          Other current assets                               2,124,857
                                                            -----------

Total current assets                                       149,239,980
                                                          -------------
PROPERTY AND EQUIPMENT - Less
  accumulated depreciation and
  amortization of $8,169,031                                 8,896,837
                                                           -----------

OTHER ASSETS:
          Intangible assets, net            1              113,445,572
          Deferred sales commissions                        54,452,051
          Deferred charges                                   1,550,484
          Other                                              1,607,387
                                                            ----------

Total other assets                                          171,055,494
                                                           ------------

TOTAL                                                     $329,192,311

LIABILITIES AND SHAREHOLDER'S EQUITY
                                               NOTES
CURRENT LIABILITIES:
  Accounts payable and accrued
    expenses                                              $ 33,866,353
  Subscriptions payable to managed
    mutual funds                                    2       71,371,285
          Payable to brokers and dealers            2        9,483,935
          Current portion of long-term debt        5,6      17,463,094
                                                           ------------

Total current liabilities                                  132,184,667
                                                          --------------

LONG-TERM LIABILITIES:
  Deferred income taxes4                           4        15,447,486
          Senior debt                              5        59,781,186
          Subordinated notes                       6        44,450,000
                                                           -----------
Total liabilities                                          251,863,339
                                                           -----------

COMMITMENTS                                        1,8

SHAREHOLDER'S EQUITY:                              5,7
          Preferred stock - nonvoting;
                 $10 par value; 392,461 shares
                 authorized; 25,141 shares
                 issued and outstanding                        251,410
          Common Stock - voting; $.10 par
                 value; 229,246 shares authorized;
                 179,658 shares issued and
                 outstanding                                    17,966
          Additional paid-in capital                        49,241,234
          Retained earnings                                 27,818,362
                                                          ------------
Total shareholder's equity                                  77,328,972
                                                          ------------

TOTAL                                                     $329,192,311


See notes to consolidated statement of financial condition.

OPPENHEIMER MANAGEMENT CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
DECEMBER 31, 1993

1.   THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

     Oppenheimer Management Corporation (OMC) and its subsidiaries (collectively, the "Company") are engaged in the business of organizing, promoting, and managing registered investment companies (hereafter referred to as "mutual funds").

     OMC owns all the outstanding stock of Oppenheimer Funds Distributor, Inc., Shareholder Services, Inc. (SSI), HarbourView Asset Management Corporation, Centennial Asset Management Corporation, Oppenheimer Partnership Holdings, Inc., and Shareholder Financial Services, Inc. OMC is a wholly-owned subsidiary of Oppenheimer Acquisition Corporation (OAC), which is controlled by Massachusetts Mutual Life Insurance Company and senior management of OMC.

     Principles of Consolidation - The accompanying consolidated statement of financial condition includes the accounts of OMC and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

     Investments in Money Market Mutual Funds - The Company invests available cash in money market mutual funds managed by the Company. The investments are recorded at cost which equals market.

     Investments in Managed Mutual Funds - The Company owns shares of stock in several of the mutual funds it manages. The shares are purchased at their respective net asset values. The resulting investments are recorded at cost which approximates market.

     Investments in Zero Coupon U.S. Treasuries Trust - The Company is the Sponsor for the Oppenheimer Zero Coupon U.S. Treasuries Trust and has undertaken to maintain a secondary market for units in the Trust.
     The investments are carried at market.

     Property and Equipment - Property and equipment is recorded at cost. Equipment depreciation expense is provided over the assets' estimated useful lives on the straight-line method. Leasehold improvements are amortized on the straight-line method over the remaining terms of the lease agreements.

   Intangible Assets - Intangible assets at December 31, 1993, are as follows:
                                                 Less
                          Useful              Accumulated      Net
                          Lives      Cost     Amortization  Book Value
                     -----------  ----------- ------------  -----------
   Debt Issuance Costs   7 years $  5,535,450$ (2,999,400) $  2,536,050
   Management Contracts  7 years   38,600,000 (18,840,667)   19,759,333
   Goodwill             25 years  100,766,565 (11,671,455)   89,095,110
   Other              4-10 years    4,385,906  (2,330,827)    2,055,079
                                  ----------- ------------   ----------
                                 $149,287,921$(35,842,349) $113,445,572

   Deferred Sales Commissions - Sales commissions paid to brokers and dealers in connection with sales of shares of certain mutual funds are charged to deferred sales commissions and amortized over six years. Early withdrawal charges received by the Company from redeeming shareholders reduce unamortized deferred sales commissions.

   Stock Appreciation Rights - OAC has granted certain stock appreciation rights relating to OAC's stock to certain employees of OMC. During 1993, OMC recorded $21,603,294 relating to these stock appreciation rights as a credit to additional paid-in capital.

   Income Taxes - OAC files a consolidated federal income tax return which includes the Company. Income taxes are recorded as if the Company files on a separate return basis. During 1993 the Company was required to adopt Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Statement 109 requires a change from the deferred method of accounting for income taxes of APB Opinion 11 to the asset and liability method of accounting for income taxes. The asset and liability method prescribed by Statement 109 results in deferred tax assets and liabilities being recorded for the differences between the book and tax basis relating to the Company's assets and liabilities.

   The Company adopted Statement 109 in 1993 and has elected to restate prior years beginning with the 1990 period. The effect of this restatement on prior years has been reflected in retained earnings as of December 31, 1992.


2. TRANSACTIONS WITH BROKERS AND DEALERS

   The Company acts as general distributor for the sale and distribution of shares of several mutual funds. In this capacity, the Company records a receivable when it issues confirmations of all accepted purchase orders to the originating brokers and dealers; at the same time, the Company records a liability to the mutual funds equal to the net asset value of all shares subject to such confirmations. This liability must be paid to the mutual funds within 11 business days unless the trade is canceled. If the originating broker or dealer fails to make timely settlement of its purchase order under the terms of its dealer agreement with the Company, the Company may cancel the purchase order and, at the Company's risk, hold responsible the originating broker or dealer.

   When brokers and dealers place share redemption orders with a fund's distributor, the Company records a receivable from the mutual funds equal to the net asset value of all shares redeemed; at the same time the Company records a corresponding liability payable to the originating brokers.

3. RELATED PARTIES

   The following is a summary of the significant balances, transactions and relationships with affiliated companies and other related parties as of December 31, 1993:

   Officers and Directors of the Company; Shareholders of OAC - Several officers and directors of the Company and shareholders of OAC are also officers and directors or trustees of the mutual funds managed and distributed by the Company.

   Transfer Agents - SSI and Oppenheimer Shareholder Services (OSS), a division of OMC, act as transfer and shareholder servicing agents for the mutual funds managed by the Company and others. Amounts charged to managed mutual funds are based on costs incurred on behalf of the mutual funds pursuant to service agreements between SSI or OSS and the mutual funds. SSI also acts as transfer agent for certain mutual funds not managed by the Company, and amounts charged to those funds are based on fees set by contracts with the respective mutual funds.

   The receivable from managed mutual funds includes $2,466,000 resulting from transfer agency fees and expenditures made on behalf of the mutual funds at December 31, 1993.

4. INCOME TAXES

   As discussed in note 1, the Company adopted Statement 109 in 1993 and has applied the provisions of the Statement retroactively to 1990. The principal effect of this change in accounting for income taxes related to the remeasurement of the 1990 acquisition of Maximum Holdings, Inc. and resulted in the recording of goodwill in the amount of $13,800,000 and deferred taxes payable in the same amount. In addition, retained earnings at December 31, 1992 was increased by $2,001,702 to reflect the effects of the restatement as of that date.

   Deferred tax assets of $20,165,000 have been recorded in the accompanying financial statements. These amounts primarily relate to the benefit associated with certain state tax loss carryforwards and compensation not deductible for tax purposes until paid. A valuation allowance has not been recorded with respect to this deferred tax asset. Deferred tax liabilities of $35,612,000 have also been recorded. These amounts relate primarily to the current deduction, for tax purposes, of deferred sales commissions which are amortized over six years for book purposes and the difference in book and tax basis relating to certain management contracts.

   The Company has certain net operating loss carryforwards relating to various states. If not used in the interim, these losses will generally expire on December 31, 2008.

5. SENIOR DEBT

   At December 31, 1993, the Company has outstanding $77.2 million of Senior Debt borrowed from five banks. This amount is comprised of a term loan of $23.7 million due September 30, 1997 and $53.5 million outstanding on a $75 million revolving credit. The revolving credit is subject to annual renewal, and, if not renewed, is repayable in four annual installments. The debt bears interest at the Company's election at the rate for Eurodollar deposits plus 1 1/2% or the higher of the prime rate, plus 1/2% or the federal funds rate plus 1/2%. The credit agreement contains covenants requiring certain minimum financial tests and restrictions on capital expenditures, investments, indebtedness and dividends. At December 31, 1993, the Company was in compliance with the terms of the credit agreement. In addition, the banks have also received a pledge of the shares of the Company's subsidiaries and guarantees of certain subsidiaries. Borrowings under the credit agreement are collateralized by certain assets of the Company.

   The mandatory principal repayment schedule for the term loan is as follows (000's):
                        1994      $ 10,000
                        1995        12,000
                        1996         1,700
                                  --------
                                  $ 23,700
                                  ========

   The credit agreement has certain provisions whereby specified amounts of excess cash flow on a semi-annual basis, as defined in the agreement, must be applied to reduce the outstanding loan balance. There are no prepayment penalties.

   The Company has entered into interest rate swap agreements whereby certain banks have agreed to pay the Company interest on a floating rate (Eurodollar) basis and the Company has agreed to pay the banks interest on a fixed rate basis. At December 31, 1993, the Company has fixed an interest rate of 10.00% on $29,000,000 of the Senior Debt. The interest rate swap agreements mature December 31, 1994.

   The Company is exposed to credit loss in the event of non-performance by the other parties to the interest rate swap agreements; however, the Company does not anticipate non-performance by the counterparties. Based on borrowing rates currently available to the Company for senior and subordinated loans with similar terms, maturities and prepayment options, the Company estimates that the fair value of its interest bearing debt and the related interest rate swap agreements is $124.6 million as compared to the carrying amount shown on the balance sheet of $121.7 million.


6. SUBORDINATED NOTES

   Pursuant to a Note Agreement as amended and restated as of November 24, 1992 (the Note Agreement), the Company issued to a group of insurance companies owned by Massachusetts Mutual Life Insurance Company, $44,450,000 face amount of Subordinated Notes (Notes) due October 31, 2000. The Notes are subordinated to the Senior Debt obligations, (see
   Note 5). The Notes require semi-annual interest payments at a rate of 14% on October 31 and April 30 of each year. The Company may make optional prepayments of Notes, with a penalty, beginning November 1, 1995. The Note Agreement contains covenants requiring certain minimum financial tests and restrictions on capital expenditures, investments, indebtedness and dividends. At December 31, 1993, the Company was in compliance with the terms of the Note Agreement.

   The mandatory principal repayment schedule for the Notes is as follows
   (000's):
                         1998      $14,800
                         1999       14,825
                         2000       14,825
                                   -------
                                   $44,450
                                   =======

7. SHAREHOLDER'S EQUITY

   The following table summarizes the various series and classes of preferred and common stocks that are authorized, issued and outstanding as of December 31, 1993:

                                             Shares
                                                  Issued and
                                     Authorized   Outstanding    Amount
   Preferred stock - non-voting;
    $10 par value:
      Series A - $15.00 non-cumulative,
        non-convertible                  1,350
      Series B - $1.50 non-cumulative,
        non-convertible                186,500
      Series C - $1.00 cumulative,
        non-convertible                 12,150      12,150     $121,500
      Series D - $.60 cumulative,
        convertible:
          Class A                      161,523
          Class B                       30,938      12,991      129,910
                                        ---------   --------- ---------
   Total                               392,461      25,141     $251,410
                                       =======      ======     ========


   Common stock - voting; $.10
    par value:
      Common shares                   212,461      162,873     $ 16,287
      Class A common shares            16,785       16,785        1,679
                                     ------------  ----------   -------

   Total                              229,246      179,658     $ 17,966
                                      =======      =======     ========

   The outstanding preferred shares are redeemable, at the option of the Company, at $10 per share plus all accrued and unpaid dividends. In the event of dissolution or liquidation, the preferred shareholders are entitled to receive these same amounts before any distributions are made to the common shareholder. The Series D Preferred Shares are convertible, at the option of the shareholder, into common shares on a one-for-one basis.


8. COMMITMENTS

   Leases - The Company rents office space and certain computer and other equipment under leases expiring during the next 15 years. At December 31, 1993, the aggregate minimum annual rentals under noncancelable operating leases were as follows:


                 Years Ending
                 December 31
                 ------------

                   1994          $ 6,237,568
                   1995            4,406,666
                   1996            3,513,503
                   1997            2,573,471
                   1998            2,223,802
                   Thereafter     10,660,288
                                 -----------
                                 $29,615,298
                                 ===========